Garold R. Base President and Chief Executive Officer Patti McKee Executive Vice President and Chief Financial Officer EXHIBIT 99

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as "expects," "believes," "should," "plans," "anticipates," "will," "potential," "could," "intend," "may," "outlook," "predict," "project," "would," "estimates," "assumes," "likely," and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company's consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Company's loan and investment portfolios; changes in management's business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this report and factors set forth under Risk Factors in our Annual Report on Form 10-K. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Safe Harbor Statement

On September 1, 2007, ViewPoint, through its wholly-owned subsidiary, ViewPoint Bankers Mortgage, completed its acquisition of the assets and mortgage production operations of Bankers Financial Mortgage Group, Ltd. ViewPoint MHC 57% of the common stock Minority Stockholders 43% of the common stock ViewPoint Bank ViewPoint Financial Group 100% of the common stock ViewPoint Bankers Mortgage Structure

Market Capitalization: $400 million Total Assets: $2.21 billion Total Net Loans: $1.40 billion Total Deposits: $1.55 billion Number of Locations: 30 Community Bank Offices 15 Loan Production Offices 5 Administrative Offices Full-Time Employee Equivalent Count: 656 Corporate Overview (at December 31, 2008)

Texas franchise Strong foothold due to over 56 years in the market Ranked #1 in deposit market share for those banks headquartered in Collin County Excellent balance sheet growth Strong asset quality Strengths

ViewPoint Financial Group

Demographic Profile

Counties	Market Rank	Number of Branches	Company Deposits in Market ($000)	Deposit Market Share (%)	Percent of National Franchise (%)	Total Population 2008 (Actual)	Population Change 2000-2008 (%)	Projected Population Change 2008-2013	Median HH Income 2008 ($)	HH Income Change 2000-2008 (%)	Projected HH Income Change 2008-2013 (%)
Collin	4	15	927,423	8.35	63.91	755,249	53.61	28.06	95,848	36.28	20.87
Dallas	14	13	507,737	0.62	34.99	2,424,147	9.25	4.73	57,887	32.89	13.04
Denton	35	2	16,030	0.32	1.10	642,147	48.31	26.54	76,652	31.48	17.57
Tarrant	64	1	0	0.00	0.00	1,751,486	21.11	12.19	61,772	33.74	13.86
Weighted Average: Texas Franchise							**38.03**	**19.88**	**82,354**	**35.04**	**18.09**
Aggregate: Entire State of Texas						**24,627,546**	**18.11**	**11.32**	**52,394**	**31.22**	**18.32**
Aggregate: National						**309,299,265**	**9.91**	**6.30**	**54,749**	**29.85**	**16.97**

*Source: Sheshunoff & Co.

ViewPoint Financial Group

Texas Banks

Texas Banks and Thrifts with the Richest Projected Depositor Base

Plano-based ViewPoint Financial Group is projected to have the highest median household income among its depositor base in the year 2013. The thrift currently also has the richest depositor base for the current year with the median household income of its depositors at $82,354.

Company	Ticker	City	Projected median household income of depositor base in 2013*	Median household income of depositor base in 2008*
ViewPoint Financial Group (MHC)	VPFG	Plano	97,924	82,354
North Dallas Bank & Trust Co.	NODB	Dallas	77,646	67,083
Comerica Incorporated	CMA	Dallas	73,803	63,929
Treaty Oak Bancorp, Inc.	TOAK	Austin	73,399	59,679
T Bancshares, Inc.	TBNC	Dallas	72,696	63,356
MetroCorp Bancshares, Inc.	MCBI	Houston	71,521	61,927
BancAffiliated, Inc.	BAFI	Arlington	70,334	61,772
Trinity Bank, N.A.	TYBT	Fort Worth	70,334	61,772
Texas Capital Bancshares, Inc.	TCBI	Dallas	70,300	61,158
Guaranty Financial Group, Inc.	GFG	Austin	65,272	56,284

**Aggregate of projected county demographic data provided by ESRI. Aggregates are weighted by the portion of a company's deposits in a particular county. List based on public banks and thrifts based in Texas.*

To create value in our market area by maintaining profitability, a strong capital position, and high asset quality through the continuation of the following objectives: Growth in commercial real estate, business, mortgages, warehouse lending Increase core deposit mix Maintain strong level of asset quality Expand community bank network Improve operating efficiency Strategy

Average CRE loan to value is 59%, average debt service coverage is 1.49 Commercial Real Estate Portfolio

Average credit score for originated mortgage loans in portfolio is 734; Average LTV of the mortgage portfolio is 59% Residential Real Estate

Total Cost on Deposits: 2.60% Strong Core Deposit Mix: 62% Core 38% Non-Core 2008 Deposit Mix

Recently Opened: NE Tarrant County - August 2008 Dallas Oak Cliff - October 2008 Opening Dates: Grapevine - Q1 2009 Frisco - Q2 2009 Wylie - Q3 2009 Future Sites Under Contract: Prosper Richardson Community Bank Network Expansion

Assets increased 33.5%,or $555.2 million to $2.21billion Net loans increased 51.8%, or $477.8 million to $1.40 billion Deposits increased 19.3%, or $250.5 million to $1.55 billion Net income increased 15.8% to $5.9 million, to $0.25 basic and diluted earnings per share Asset quality remains strong with lower net charge-offs compared to 2007 Declared annual dividends of $0.29 cents per share in 2008 and announced quarterly dividend of $0.08 cents per share to shareholders of record on February 3, 2009 2008 Highlights

Net gain on sale of loans increased $8.1 million Net interest income increased $8.3 million, or 19% Earnings - 2007 to 2008

#1 in fee income compared to peers based on the percentage of fees and charges to average earning assets. VPFG is in the 93rd percentile while average of peers is in the 56th percentile.* *Source: BancIntelligence - Public MHCs with assets totaling $750k - $2B as of Sept 2008 2008 Revenue Mix

Despite volatility in interest rates, steadily maintained net interest spread Net Interest Spread

2008 Investment Mix

Non Performing Loans *Source: BancIntelligence - Public MHCs with assets totaling $750k - $2B as of 9/30/2008 Non-performing loan ratio declined in Q4 despite fluctuations in the credit market Non-performing loans $4.7 million or 0.38% of total loans $1.6 Million in REOs Non-performing assets are 0.29% of total assets Focus on maintaining quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets quality assets

Net charge-offs consist primarily of consumer loans and have declined from 0.39% of average loans at year end 2007 to 0.30% of average loans at year end 2008 Charge-offs

Share Repurchase Repurchased total of 1,279,801 shares to date Dividends Increased dividend 60% since inception, from $0.05 to $0.08 per share Payout 54% of earnings to shareholders during 2008 Organic Growth & Market Expansion FHLB Matching (Arbitrage) Remain Well Capitalized Capital Management Plan

Leverage strengths in our growth market Expand Texas footprint Improve earnings Looking Forward

For more information: Visit our website at viewpointbank.com Call us with questions: Garold R. Base President and Chief Executive Officer 972.801.5843 Patti McKee Executive Vice President and Chief Financial Officer 972.509.2009 Mark Hord Executive Vice President and General Counsel 972.758.1551